Exhibit 99.1

Cytek Biosciences Announces Preliminary Full Year 2024 Revenue Results

FREMONT, Calif., January 15, 2025 (GLOBE NEWSWIRE) — Cytek Biosciences, Inc. (Nasdaq: CTKB), a leading cell analysis solutions company, today announced preliminary, unaudited revenue results for the full year ended December 31, 2024.

Cytek expects its full year revenue for 2024 to be between $200 million and $201 million, representing 4% growth over Cytek’s 2023 revenue of $193.0 million. This included a negative foreign exchange impact of approximately $1.0 million. Expected fourth quarter revenue of $57 million to $58 million represents growth of 11% to 13% compared to the third quarter of 2024 and decline of 2% to flat compared to a strong fourth quarter of 2023. The appreciation of the US dollar negatively affected fourth quarter revenue by approximately $1.5 million.

“Our fourth quarter revenue was significantly higher than the prior quarters of 2024, consistent with our historical pattern, although it was slightly below expectations due to the impact of the appreciation of the US dollar against other currencies in which we do business, and order delays in some markets. Our revenue in Asia Pacific and Rest of World markets grew strongly,” said Dr. Wenbin Jiang, CEO of Cytek Biosciences. “Despite these headwinds, we remain confident in Cytek’s long-term potential and business strategy. There is a large and growing opportunity for our advanced cell analysis tools, and with strong execution across our portfolio, we are well positioned to deliver sustainable growth and profitability.”

The preliminary financial results in this press release are not a comprehensive statement of Cytek’s financial results for the fourth quarter and full year ended December 31, 2024, and have not been audited, reviewed or compiled by its independent registered public accounting firm. Cytek’s actual revenue may differ from the estimate due to the completion of the Company’s year-end closing and auditing procedures and is therefore subject to adjustment. Cytek plans to report financial results for the fourth quarter and full year ended December 31, 2024, and to provide 2025 financial guidance during its earnings call expected to be held near the end of February 2025.

J.P. Morgan Healthcare Conference

Cytek will present and participate in a Q&A session at the 43rd Annual J.P. Morgan Healthcare Conference in San Francisco, CA on January 16, 2025, at 8:15 a.m. Pacific time. Interested parties may access a live and archived webcast of the presentation on the “Investors” section of the company website at: investors.cytekbio.com.

About Cytek Biosciences, Inc.

Cytek Biosciences (Nasdaq: CTKB) is a leading cell analysis solutions company advancing the next generation of cell analysis tools by delivering high-resolution, high-content and high-sensitivity cell analysis utilizing its patented Full Spectrum Profiling™ (FSP™) technology. Cytek’s novel approach harnesses the power of information within the entire spectrum of a fluorescent signal to achieve a higher level of multiplexing with precision and sensitivity. Cytek’s platform includes: its core FSP instruments, the Cytek Aurora™ and Northern Lights™ systems and the Cytek Aurora CS cell sorter; the Cytek Orion™ reagent cocktail preparation system; the Enhanced Small Particle™ (ESP™) detection technology; the flow cytometer and imaging products under the Amnis® and Guava® brands; and reagents, software and service to provide a comprehensive and integrated suite of solutions for its customers. Cytek is headquartered in Fremont, California with offices and distribution channels across the globe. More information about the company and its products is available at www.cytekbio.com.

Cytek’s products are for research use only and not for use in diagnostic procedures (other than Cytek’s Northern Lights-CLC system and certain reagents, which are available for clinical use in China and the European Union).

Cytek, Full Spectrum Profiling, FSP, Cytek Aurora, Northern Lights, Cytek Orion, Enhanced Small Particle, ESP, Amnis and Guava are trademarks of Cytek Biosciences, Inc.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Cytek uses its website (www.cytekbio.com), LinkedIn page and X (formerly Twitter) account as channels of distribution of information about its company, products, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and Cytek may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Cytek’s website, LinkedIn page, and X account in addition to following its SEC filings, news releases, public conference calls and webcasts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements other than statements of historical facts, including statements regarding our future activity, if any, under the share repurchase program, including the timing of any such repurchases, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management. These forward-looking statements include statements regarding Cytek’s expected revenue for the fourth quarter and full year ended December 31, 2024; and Cytek’s long-term potential, business strategy, market opportunity and future growth and profitability. Cytek’s audited financial results for the full year ended December 31, 2024 are not yet available and its preliminary expectations regarding revenue for the period are subject to review by Cytek’s management and audit by Cytek’s independent registered public accounting firm. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management. These statements also deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include adjustments to the estimate that may be required in connection with the completion of the Company’s year-end closing and auditing procedures and risks and uncertainties relating to global economic, political and market conditions; competition; market acceptance of Cytek’s current and potential products; Cytek’s dependence on certain sole and single source suppliers; Cytek’s ability to manage the growth and complexity of its organization; Cytek’s ability to manage relationships with key customers and suppliers; Cytek’s ability to retain key employees; and Cytek’s ability to continue to stay in compliance with its material contractual obligations, applicable laws and regulations. You should refer to the section entitled “Risk Factors” set forth in Cytek’s Quarterly Report on Form 10-Q filed on November 7, 2024 with the SEC, and other filings Cytek makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Cytek’s forward-looking statements. Although Cytek believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the events and circumstances reflected in the forward-looking statements will occur. The forward-looking statements in this press release are based on information available to Cytek as of the date hereof, and Cytek disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Cytek’s as of any date subsequent to the date of this press release.

Media Contact:

Stephanie Olsen

Lages & Associates

(949) 453-8080

stephanie@lages.com

Investor Contact:

Paul Goodson

Head of Investor Relations

Cytek Biosciences

pgoodson@cytekbio.com